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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
MonoSol Rx, Inc.:

We consent to the use of our report dated September 20, 2007, with respect to the balance sheet of MonoSol Rx, Inc. as of September 19, 2007, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Chicago, Illinois
October 3, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM